Exhibit 1.3

RICHMONT MINES INC.

BY-LAW NO. 2012-1

ARTICLE 1
INTERPRETATION

1.1.	Definitions.

As used in this by-law, the following terms and expressions have the following meanings:

"Act" means the Business Corporations Act (Quebec) and the regulations under the Act, as amended, re-enacted or replaced from time to time.

"Authorized Signatory" has the meaning specified in Section 2.2.

"Corporation" means Richmont Mines Inc.

"Person" is to be interpreted broadly and includes an individual, partnership, corporation, company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns are to have a similarly extended meaning.

"Recorded address" means (i) in the case of a shareholder, the address provided by the shareholder where any notice may be mailed or served; otherwise, notices may be sent to any address appearing in the Corporation's books. If no address appears in the Corporation's books, then the notice shall be sent to the address where the sender considers the shareholder is most likely to promptly receive such notice, (ii) in the case of shareholders holding shares jointly, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person's latest address as shown in the records of the Corporation or, if applicable, in the last notice filed with the enterprise registrar pursuant to the Act respecting the legal publicity of enterprises (Quebec), whichever is the most recent.

Terms and expressions used in this by-law which are defined in the Act have the meanings respectively given to them in the Act unless defined otherwise herein.

1.2.	Construction.

The division of this By-Law into Articles and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa, and any reference to, or use of, gender in this by-law includes all genders.

1.3.	Precedence.

This By-Law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this By-Law, the provision of the Act or the articles will govern. If there is any conflict or inconsistency between any provision of a unanimous shareholder agreement or sole shareholder declaration and any provision of this By-Law, the provision of the unanimous shareholder agreement or sole shareholder declaration will govern.

ARTICLE 2
BUSINESS OF THE CORPORATION

2.1.	Financial Year.

The financial year of the Corporation shall end on December 31 of each year or on any such date of each year as the directors determine from time to time.

2.2.	Signing of Documents and Voting Rights.

In the absence of a specific resolution of the directors, contracts, documents and instruments may be signed on behalf of the Corporation manually, by facsimile, or by electronic means by (i) any two (2) director or officer or (ii) any other person authorized by the directors from time to time. Each person referred to in (i) and (ii) is an "Authorized Signatory".

Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory.

As used in this Section, the phrase "contracts, documents and instruments" means any and all kinds of contracts, documents and instruments in written, facsimile or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates, and all other paper, facsimile or electronic writings.

ARTICLE 3
DIRECTORS

3.1.	Number.

Subject to the requirements of the Act applicable to reporting issuers, the number of directors of the Corporation when a minimum number and a maximum number are specified in the articles is, at any time, the number of directors holding office immediately following the most recent election or appointment of directors, whether by the shareholders at an annual or special meeting of the shareholders, or by the directors pursuant to the Act.

No decrease in the number of directors will shorten the term of an incumbent director.

If the articles so permit the directors may, at their discretion, appoint one (1) or more directors, who shall hold office for a term expiring no later than the close of the annual meeting of shareholders following their appointment, but the total number of directors so appointed may not exceed one-third (1/3) of the number of directors elected at the annual meeting of shareholders preceding their appointment.

3.2.	Election and Term of Office.

The directors are elected each year at the annual meeting of shareholders by a majority of the votes cast. The vote for the election of directors is by show of hands, unless a ballot is requested by a shareholder present and entitled to vote at the meeting. If a class of shares confers an exclusive voting right to elect a specific number of directors, such number of directors shall be elected by the majority of votes cast by the holders of such class.

The term of office of each of the directors shall be one (1) year. It shall begin on the date of the meeting at which the director is elected and end at the close of the annual meeting following his election or upon death, resignation, removal or at such time that the director becomes disqualified to act as a director. An appointed director only remains in office during the remaining term, during the period ending at the close of the annual meeting following his appointment.

3.3.	Vacancies.

So long as the directors remaining in office constitute a quorum, they shall be entitled to act even if there is a vacancy on the Board of Directors. The directors shall also be entitled to elect a new director to fill a seat left vacant following the death, resignation, disqualification or removal of a director which has not been filled by the shareholders. The shareholders who are entitled to vote shall also be entitled to elect directors in the case of vacancy at any annual meeting, or at a special meeting duly called to fill such vacancies. If, due to a vacancy, the number of directors in office is less than a quorum, a special meeting shall be called in accordance with the provisions hereof.

3.4.	Resignation.

Any director may at any time tender his resignation in writing. Such resignation shall become effective at the time the written resignation is received by the Corporation or the time specified in the resignation, whichever is later.

3.5.	Removal from Office.

The shareholders of the Corporation may, at any time, by ordinary resolution, at a special meeting of shareholders duly called for such purpose, remove any director of the Corporation from office before the end of the director’s term, with or without cause. The director who is to be removed from office shall be informed of the place, date and time of the meeting within the same time limit as for the calling of the meeting. He may attend and address the meeting and be heard or, in a written statement read by the person presiding over the meeting, to explain why he opposes the resolution calling for his removal from office.

3.6.	Qualifications.

To be elected to this office and to continue to fill it, each director must satisfy the conditions set out in the Act and this by-law.

Notwithstanding the subsequent discovery of any irregularity in the election of the Board of Directors or in the election or appointment of a director or the absence or loss of eligibility of a director, actions validly performed by such a director shall be as valid and binding upon the Corporation as though the election or appointment had been regularly conducted or each such person was eligible.

3.7.	Remuneration.

The directors may, from time to time, by resolution, determine the remuneration of the directors.

3.8.	Disclosure of Interest.

A director or officer of the Corporation must disclose the nature and value of any interest he has in a contract or transaction to which the Corporation is a party and in any other contract or transaction to which the Corporation is a party, where required by the Act to do so, and he shall abstain from voting on any such contract or transaction to the extent required by the Act. However, the director or officer is not obliged to resign.

3.9.	General Powers of Direction.

The directors shall exercise all the powers necessary to manage, or supervise the management of, the business and affairs of the Corporation.

3.10.	Borrowing.

Without limiting the powers of the directors under the Act, the directors may from time to time on behalf of the Corporation:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, pledge or sell debentures and other securities of the Corporation at such prices and for such amounts as are deemed appropriate;

(c)	hypothecate or otherwise encumber the immovable and movable property of the Corporation;

(d)

delegate in whole or in part, in accordance with the Act, the aforementioned powers to one or more officers of the Corporation, to such extent and upon such terms and conditions as are set forth in the resolution respecting the delegation of powers.

The provisions of this paragraph are in addition to those of any borrowing by-law adopted for banking purposes. However, the provisions of any such borrowing by-law do not have the effect of limiting the directors’ powers under Section 115 of the Act nor shall they be interpreted so as to limit their powers thereunder.

3.11.	Calling and Place of Meetings.

The chairman or any two directors may at any time call a meeting of directors, to be held at the time and place the person or persons calling the meeting determine. The secretary shall cause notice of a meeting of directors to be given when so directed by such person or persons.

Meetings of directors may be held at any place in or outside Quebec.

3.12.	Notice of Meeting.

The directors may set a day or days in any month for the holding of regular meetings of the directors, at the place, date and time set by the directors. A copy of any resolution of the directors setting the place and time of such regular meeting shall be sent to each director immediately after it is passed. No other notice shall be required for any regular meeting except where the Act requires that the purpose of such meetings or the business to be transacted thereat at such meetings be specified. Any other meeting of the directors which is not a regular meeting convened in accordance with the foregoing provisions of this section is a special meeting.

Notice of the time and place for the holding of any meeting of directors will be given to each director not less than three (3) days before the time when the meeting is to be held, provided that meetings of directors may be held at any time without notice if all the directors have waived notice.

If a quorum of directors, as defined in Section 3.14 below, is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

3.13.	Waiver.

A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any other irregularity in the calling or holding of a meeting of directors. Such waiver must be given in writing and may be given at any time either before or after the meeting to which it relates. Waiver of notice of a meeting of directors cures any irregularity in the notice or in its timeliness, and any failure to give the notice.

Attendance of a director at a meeting of directors constitutes waiver of notice of the meeting, except when such director attends a meeting for the sole purpose of objecting to the holding of the meeting on the grounds that it was not lawfully called.

3.14.	Quorum.

A majority of the directors then in office constitutes a quorum at any meeting of directors. A quorum of directors may exercise all the powers of the directors despite any vacancy among the directors.

3.15.	Chairman and Secretary.

The chairman of any meeting of directors is the first mentioned of the following who is a director and is present at the meeting: (i) the chairman of the board; (ii) the vice-chairman of the board, if any, and (iii) the president. If no such person is present at the meeting, the directors present shall choose one of their number to chair the meeting.

The secretary will act as secretary at meetings of directors. If a secretary has not been appointed or the secretary is absent, the chair of the meeting shall appoint a person, who need not be a director, to act as secretary for the meeting.

3.16.	Votes to Govern.

Any question at a meeting of directors will be decided by a majority of the votes cast on the question. In case of an equality of votes, whether the vote is by show of hands or ballot, the chairman of the meeting will not be entitled to a second or casting vote.

A director who was not present at a meeting at which a resolution was passed will be deemed to have consented to the resolution unless the director records his dissent in accordance with the Act within seven (7) days after becoming aware of the resolution.

3.17.	Adjournment.

The chairman of any meeting of the directors may, with the consent of the meeting, adjourn the meeting to a fixed time and place. No notice of the time and place for the continuance of the adjourned meeting need be given to any director in such a case.

An adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting.

3.18.	Electronic Meetings.

Subject to the consent of all directors, a director may participate in a meeting of directors by means of equipment enabling all participants to communicate directly with one another. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given in respect of all meetings of the directors.

3.19.	Resolution in lieu of Meeting.

A resolution in writing, signed by all the directors entitled to vote on that resolution, has the same force as if it had been passed at a meeting of the directors. A copy of the resolution must be kept with the minutes of the meetings of the directors.

ARTICLE 4
COMMITTEES

4.1.	Committees of Directors.

The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that under the Act the directors may not delegate.

4.2.	Proceedings.

Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing the quorum, provided it is not less than a majority of the members of the committee; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chair for a meeting; and (v) determining whether the chair will have a deciding vote in the event there is an equality of votes cast on a question. Subject to any such rules or procedures established to regulate its meetings, Sections 3.11 to 3.19 hereof apply to any committee of directors, with such changes as are necessary.

ARTICLE 5
OFFICERS

5.1.	Appointment.

The directors may appoint officers of the Corporation who may include any of the following: a chairman of the board, a president, one or more vice presidents, a chief executive officer, a chief operating officer, a chief financial officer, a secretary, a treasurer and one or more assistants to any of the appointed officers. Except for the chairman of the board, who must be a director, an officer need not be a director or shareholder of the Corporation.

5.2.	Removal and Resignation.

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer's rights, if any, under any contract or laws governing his employment. Any officer may resign at any time by way of notice to the Corporation. If an officer position becomes vacant, the board may, by resolution, fill such vacancy.

5.3.	Remuneration.

The directors may, from time to time, by resolution, determine the remuneration of the officers.

ARTICLE 6
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1.	Indemnity.

No director or officer of the Corporation shall be liable: (i) for the acts, negligence or default of any other director, officer or employee; (ii) for any loss, damage or expense incurred by the Corporation as a consequence of the insufficiency or a defect in title of any property acquired by or on behalf of the Corporation, (iii) for any insufficiency or failing relating to a security in which the funds of the Corporation have been placed or invested, (iv) for any loss or damage resulting from the bankruptcy, insolvency or fault of any person, partnership or corporation, including any person, partnership or corporation to or with whom sums of money, securities or items have been remitted or deposited, (v) for any loss, conversion, diversion or misuse or for any damage resulting from any transaction involving sums of money, securities or other assets belonging to the Corporation, or (vi) for any other loss, damage or incident which may occur in the performance of the duties of his position or responsibility or which pertain thereto, unless he is in default of exercising the powers and fulfilling the functions of his responsibility with honesty and loyalty in the interest of the Corporation, or has not displayed, in the performance of his duties, with a reasonable degree of prudence and diligence in such circumstances.

Each director or officer of the Corporation, former director or officer of the Corporation, a mandatary, or any other person who acts or acted at the Corporation's request as a director or officer of another group, shall at all times be indemnified by the Corporation against; (i) all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved, (i) if the person acted with honesty and loyalty in the interest of the Corporation or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the Corporation’s request; and (ii) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful.

The Corporation shall also advance moneys to such a director, officer or other person for the costs, charges and expenses of such a proceeding in accordance with the Act.

The Corporation shall not indemnify or advance moneys to such director, officer or other person in the event that a court or any other competent authority judges that the conditions for indemnification set out in the Act are not fulfilled.

The Corporation is authorized to sign agreements in favour of any of the foregoing persons evidencing the terms of this indemnity or any additional indemnities. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

ARTICLE 7
SHAREHOLDERS

7.1.	Annual Meetings.

An annual meeting of shareholders shall be held fifteen (15) months after the last preceding annual meeting.

Annual meetings of shareholders shall be held at the Corporation’s head office or at any other location that the directors shall determine from time to time.

7.2.	Special Meetings.

A special meeting of shareholders may be called at any time and from time to time at the request of the chairman of the board, any vice-chair of the board, the president or the Board of Directors. Each such request must set out the purpose of calling a meeting.

A special meeting of shareholders shall also be called by the directors if holders of not less than 10% of the issued shares that carry the right to vote at a shareholders meeting sought to be held requisition the directors in writing to call a shareholders meeting for the purposes stated in the requisition. The requisition, signed by at least one shareholder, must state the business to be transacted at the meeting and must be sent to each director and to the head office of the Corporation. On receiving the requisition, the Board of Directors calls a shareholders meeting to transact the business stated in the requisition.

The notice of special meeting must specify the date, time and place of the meeting as well as the business to be transacted. The notice of meeting must state the business on the agenda in sufficient detail to permit the shareholders to form a reasoned judgment on it, and contain the text of any special resolution to be submitted to the meeting.

If the board of directors does not within twenty-one (21) days after receiving the requisition call the meeting requisitioned by the shareholders, the shareholders themselves may call the meeting in accordance with and subject to the legislative provisions governing the Corporation.

Special meetings of shareholders shall be held at the Corporation’s head office or at any other location which the directors may from time to time determine.

7.3.	Notice of Meeting.

A notice specifying the purpose, place, date and time of any annual meeting and any special meeting of shareholders shall be communicated to all directors and to all shareholders entitled to vote by leaving it at their residence or regular places of business or sending it by mail, pre-paid postage, to their respective addresses (as such address appears in the books of the Corporation or, otherwise, to any other location where such notice is likely to reach them), by facsimile machine, or by any other means permitted by law, for as long as the Corporation is a reporting issuer, no less than twenty-one (21) days and no more than sixty (60) days before the date fixed for the meeting. The day on which such notice is served or sent, and the day on which such meeting is to be held shall not be counted when determining the notice period.

Should the Corporation cease to be a reporting issuer, any notice of meeting shall be served or sent at least ten (10) clear days prior to the date of meeting for which such notice is required.

In the case of joint shareholders, the notice shall be given to the person whose name first appears in the books of the Corporation and notice so given is sufficient notice to each of such joint holders.

Simple irregularities in the notice or in the way in which it is given as well as the unintentional omission to give notice of a meeting to a shareholder or non-receipt of such notice by a shareholder does not invalidate actions taken by or at the meeting in question.

Signatures on notices to be given by the Corporation may be written, stamped, typed or printed in full or in part.

7.4.	Waiver.

A shareholder or director may waive notice of a meeting of shareholders. Such waiver may be given in any manner and at any time either before or after the meeting to which it relates. Waiver of notice of a meeting of shareholders cures any irregularity in the notice or in its timeliness, and any failure to give the notice.

Attendance by a shareholder or director at a meeting of shareholders constitutes waiver of notice of the meeting, except when such person attends the meeting for the sole purpose of objecting to the holding of the meeting on the grounds that it was not lawfully called or held.

7.5.	Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the auditor, if any and if called upon to attend, and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles, or the by-laws to be present at the meeting. Any other person may be admitted with the consent of the chair of the meeting or, if any of the persons present who are entitled to vote at the meeting request a vote on such matter, with the consent of such persons.

7.6.	Quorum.

Subject to the provisions of the articles, the quorum for an annual meeting of shareholders as well as for a special meeting of shareholders is reached if, at the opening of the meeting, at least two persons who are or who represent holders of at least twenty-five percent (25%) of the outstanding shares carrying voting rights in the share capital of the Corporation are present in person or represented by proxyholders at the beginning of the meeting.

7.7.	Proxies.

A proxy must comply with the applicable requirements of the Act and other applicable law and must be in such form as the directors may approve from time to time or such other form as may be acceptable to the chairman of the meeting at which it is to be used.

The instrument appointing a proxy shall be in writing, signed by the mandator or his attorney duly authorized in writing or, if the mandator is a legal person or other group, by the signature of one of its officers or by the signature of an attorney authorized for this purpose; such proxy may be revoked at all times but lapses after the expiry of one (1) year period following its date, unless it is for another period which may not exceed one year after the date it is given.

The directors may, before a meeting of shareholders, determine a date on which all proxies to be used at such meeting or with respect to such meeting and, if the directors so decide, at any adjournment thereof, shall, to be validly used at or with respect to such meeting, be received by the Corporation or any agent the directors may from time to time determine. Notice of a shareholders meeting shall indicate, as applicable, the date before which the Corporation must receive the proxies of the shareholders who wish to be represented at the meeting. Such date may not exceed 48 hours, excluding Saturdays and holidays, preceding the meeting or the resumption of a meeting after an adjournment.

7.8.	Chairman, Secretary and Scrutineers.

The chair of any meeting of shareholders is the first mentioned of the following persons who is present at the meeting: (i) the chair of the board; (ii) the vice-chair of the board, if any; (iii) the president; and (iv) a vice president (in order of seniority). If no such person is present at the meeting within 15 minutes after the time appointed for the meeting, or if all such persons either refuse or are unable to preside as chairman, the shareholders present who are entitled to vote shall choose one of their number to chair the meeting.

The secretary will act as secretary at meetings of shareholders. If a secretary has not been appointed or the secretary is absent, the chair of the meeting shall appoint a person, who need not be a shareholder, to act as secretary of the meeting.

The chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders and, in that capacity, to report to the chairman such information as to attendance, representation, voting and other matters at such meeting as the chair of the meeting directs.

7.9.	Procedure.

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair's decision on all matters or things, including the validity or invalidity of a form of proxy or other instrument appointing a proxy, will be conclusive and binding upon the meeting of shareholders.

7.10.	Manner of Voting.

Subject to the Act, any question at a meeting of shareholders will be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act, the chair of the meeting may require, or any shareholder, including a proxy, may demand, a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot will determine the decision of the shareholders upon the question.

In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote has the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

A proxyholder has the same rights as the shareholder represented to vote at the meeting. A proxyholder who has conflicting instructions from more than one shareholder may not, however, vote by show of hands.

7.11.	Electronic Meetings.

Meetings of shareholders may be held solely by means of equipment enabling all participants to communicate directly with one another. Any person entitled to attend a meeting of shareholders who participates by such means is deemed for purposes of the Act to be present at the meeting. The directors may establish procedures regarding the holding of meetings of shareholders by such means.

Any shareholder participating in a meeting of shareholders by means of equipment enabling all participants to communicate directly with one another may vote by any means enabling votes to be cast in a way that allows them to be verified afterwards, whether the vote is by a functional equivalent of a show of hands or by ballot, and protects the secrecy of the vote when a ballot has been requested.

7.12.	Votes to Govern.

Any question at a meeting of shareholders will be decided by a majority of the votes cast on the question unless the Act, the articles, the by-laws or any unanimous shareholder agreement require otherwise. In case of an equality of votes, whether the vote is by a show of hands or by a ballot, the chair of the meeting will not be entitled to a second or casting vote.

The Corporation shall keep at its head office the ballots cast and the proxies presented at a meeting of shareholders for at least three months after the meeting.

7.13.	Adjournment.

Should a quorum not be present at any meeting of shareholders, the meeting, if called at the request of the shareholders, is dissolved. Unless there are contrary provisions in the articles of the Corporation, in any other case, those present in person and entitled to be counted for the purpose of forming a quorum shall have the power to adjourn the meeting to the location, date and hour fixed by them by resolution without any notice other than the one given at the meeting. However, notice of any adjournments for an aggregate of thirty (30) days or more must be given to the shareholders as for an original meeting. A quorum, at this second or adjourned meeting, shall consist solely in persons physically present thereat and who are entitled to vote. At such adjourned meeting, any business may be validly transacted which would have been validly transacted at the initial meeting.

ARTICLE 8
SHARES

8.1.	Share Certificates and Written Notice of Uncertificated Shares.

Subject to the Act, share certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts. These certificates shall be signed by the president and the secretary of the Corporation, the signature of the president or secretary may also be engraved, lithographed or otherwise mechanically reproduced on the certificates. All certificates thus signed shall be deemed to have been manually signed by such officers and, for all intents and purposes, are as valid as if they had been manually signed even if the persons whose signatures are so reproduced have ceased to be officers of the Corporation when the certificates are issued or on the date they bear.

If a transfer agent in appointed in accordance with Section 8.3 hereof, all certificates representing securities of any such class issued after such appointment must be countersigned by such agent during the term of appointment of such agent and shall not be valid unless so countersigned.

Subject to the Act, the written notice to be provided in the case of uncertificated shares, if any, will be in the form that the directors approve from time to time or that the Corporation adopts.

8.2.	Lost, Destroyed or Damaged Certificates.

The directors may, subject to the terms and conditions they deem fair with respect to indemnity or other form of protection, order the issue of a new certificate representing shares in the share capital of the Corporation to replace any certificate previously issued by the Corporation that has been damaged, lost, destroyed or stolen. The directors may delegate this duty specifically to the secretary of the Corporation or a transfer agent or another agent responsible for maintaining the securities register in whole or in part.

8.3.	Transfer Agents and Registrars.

The directors may, from time to time, appoint or remove one or more transfer agents and registrars with responsibility in whole or in part for the securities register of the Corporation, for all classes of securities of the Corporation and, subject to the laws governing the Corporation from time to time, including the Act respecting the transfer of securities and the establishment of security entitlements (R.S.Q. c. T-11.002), regulate, from time to time or generally, the transfer of the securities of the Corporation. All certificates representing securities of any such class issued after such appointment must be countersigned by such agent during the term of appointment of such agent and shall not be valid unless so countersigned.

8.4.	Transfer of Shares.

Any transfer of shares in the share capital of the Corporation and details related thereto must be recorded in the securities register or in the part of the securities register in which the date and details of transfers of shares are kept, which may be maintained in whole or in part at the head office of the Corporation or elsewhere on the conditions permitted by law. The registration of the transfer constitutes a complete and valid registration. All shares in the share capital of the Corporation shall be transferable on the securities register regardless of the location where the certificate representing the shares to be transferred was issued.

As regards certificated shares, no transfer of shares in the share capital of the Corporation is valid and may be recorded in the securities register unless the certificates representing the shares to be transferred have been surrendered or cancelled. However, should the Corporation’s shares be listed on a Canadian or U.S. stock exchange and be entered in the book entry system of a clearing house approved by the securities authorities, share transfers carried out in accordance with the rules and practices of such exchange or clearing house, as the case may be, shall be valid, in accordance with the conditions permitted by law, despite the fact that no certificate representing the shares transferred shall have been surrendered or cancelled. The transfer of uncertificated shares shall be effected on the conditions prescribed by law.

No transfer of shares the amount of which has not been paid in full shall take place without the consent of the Board of Directors. In no circumstances shall shares be transferred where a call for payment thereon is outstanding.

8.5.	Call for Payment of Unpaid Shares.

Unless the terms of payment for shares are determined by contract, the directors may call for payment of all or part of the unpaid amounts on shares subscribed or held by the shareholders.

A call for payment is deemed to be made on the day the directors pass a resolution providing for it. Notice of the call for payment stating the amount due and the time for payment must be sent to the shareholders. Interest at the rate provided for by law shall run on the amount of each call for payment, effective from the day fixed for the payment until the day of payment.

ARTICLE 9
PAYMENTS

9.1.	Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders may be paid by cheque, by electronic means, or by any other method the directors determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder's recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct.

The sending of the cheque, the sending of the payment by electronic means, or the sending of the payment by any other method determined by the directors, in an amount equal to the dividend or other distribution to be paid, less any tax that the Corporation is required to withhold, will satisfy and discharge the liability for the payment, unless payment is not made upon presentation.

ARTICLE 10
MISCELLANEOUS

10.1.	Record Date.

The Board of Directors may provide for the fixing in advance, in a specified manner, of a date as the record date for the purpose of determining shareholders entitled to receive notice of a shareholders meeting, receive payment of a dividend, participate in a liquidation distribution and vote at a shareholders meeting or for any other purpose. For the purpose of determining which shareholders are entitled to receive notice of a shareholders meeting or vote at the meeting, the record date must be not less than twenty-one (21) days and not more than sixty (60) days before the meeting. Only registered shareholders at the record date thus fixed are entitled to receive notice of a shareholders meeting, receive payment of a dividend, participate in a liquidation distribution or vote at a shareholders meeting or for any other purpose, as the case may be, notwithstanding any transfer of shares recorded in the securities register of the Corporation after the record date.

10.2.	Electronic Documents.

Any notice, document or other information may be created or provided by the Corporation in the form of an electronic document, provided its addressee has consented in accordance with the Act and any other applicable law.

This By-Law was made by resolution of the directors and ratified by ordinary resolution of the shareholders on __________________, 2012.